IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the Offered Certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those Offered Certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

December 4, 2006

Important notice about information presented in any final term sheet for any class of
Offered Certificates, the term sheet supplement and the related base prospectus with respect to the
Offered Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide progressively more detail:

        o         the  related  base   prospectus,   dated  October  26,  2006,   which  provides  general
                  information, some of which may not apply to the Offered Certificates;

        o         the term sheet  supplement,  dated November 2, 2006, which provides general  information about series of  certificates  issued  pursuant to the  depositor's QH program,  some of which may not apply to the Offered Certificates; and

        o         this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  Offered
                  Certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the Offered  Certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  Offered  Certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the Offered  Certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the Offered  Certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing entity does not deliver such certificates,  the underwriter will notify you,  and  neither  the  issuing  entity nor any  underwriter  will have any  obligation  to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of Offered  Certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The Offered  Certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the Offered  Certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the Offered  Certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                            $337,933,000 (approximate) of Offered Certificates
                                    RALI 2006-QH1 Trust - Issuer
                               Residential Accredit Loans, Inc. - Depositor
                    Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QH1

Description of the Offered Certificates

---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
                      Approximate                           Expected
                      Certificate                            Credit                                   Estimated
                        Principal    Expected Ratings      Enhancement    Initial Pass-Through Rate   Avg. Life    Principal Payment
 Certificates     Balance ($) (1)   (Moody's/S&P/DBRS)    Percentage(2)              (3)              (yrs) (4)       Window (4)
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      A-1             192,035,000       Aaa/AAA/AAA          43.60%             LIBOR + 0.19%            3.26         12/06-05/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      A-2              80,014,000       Aaa/AAA/AAA          20.10%             LIBOR + 0.23%            3.26         12/06-05/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      A-3              48,009,000       Aaa/AAA/AAA           6.00%             LIBOR + 0.20%            3.26         12/06-05/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      M-1               8,342,000        Aa2/AA/AA            3.55%             LIBOR + 0.42%            6.11         06/10-05/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      M-2               4,426,000         A2/A/A              2.25%             LIBOR + 0.62%            6.10         06/10-05/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      M-3               1,703,000     Baa1/A-/A (low)         1.75%             LIBOR + 1.10%            5.93         06/10-01/15
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      M-4               1,702,000      Baa2/BBB/BBB           1.25%             LIBOR + 1.45%            5.63         06/10-02/14
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------
      M-5               1,702,000    Baa3/NR/BBB (low)        0.75%             LIBOR + 1.50%            5.28         06/10-12/12
---------------- ----------------- ---------------------- -------------- ---------------------------- ----------- --------------------

(1)  The Certificate  Principal  Balances are based on scheduled  balances of the Mortgage Loans as of the
     Cut-Off Date and are subject to an aggregate +/-10% variance on the Certificates.

(2)  Includes  fully funded  overcollateralization  of  approximately  0.75%.  The Class A-1 and Class A-2
     Certificates  will each be a super  senior  class.  The Class A-2  Certificates  will be  entitled to additional  credit support from the Class A-3  Certificates,  and the Class A-1 Certificates  will be entitled to additional credit support from the Class A-2 and Class A-3 Certificates.

(3)  The  Pass-Through  Rates for the Class A-1, Class A-2 and Class A-3  Certificates  will be adjustable rates  equal to the least of (i)  one-month  LIBOR plus the  related  margin  (which  margin  will be multiplied by 2.0 after the first  possible  Optional  Cleanup Call Date);  (ii) the Net Rate Cap (as
     defined herein) for that  Distribution  Date; and (iii) a maximum rate of 10.00% per annum (or in the case of the Class A-3 Certificates,  a maximum rate of 11.50% per annum).  The Pass-Through Rates for the Class M  Certificates  (as defined  herein)  will be  adjustable  rates equal to the least of (i)
     one-month  LIBOR plus the related  margin  (which  margin will be  multiplied  by 1.5 after the first possible  Optional  Cleanup  Call  Date);  (ii)  the  Net  Rate  Cap (as  defined  herein)  for  that
     Distribution Date; and (iii) a maximum rate of 10.00% per annum..

(4)  Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)

----------------------------------------------------------- ------ ---------------
                                                                      Aggregate
----------------------------------------------------------- ------ ---------------
Aggregate Principal Balance:                                    $     340,487,638
----------------------------------------------------------- ------ ---------------
Average Loan Balance:                                           $         389,129
----------------------------------------------------------- ------ ---------------
Number of Loans:                                                              875
----------------------------------------------------------- ------ ---------------
Weighted Average Months to Roll:                                               59
----------------------------------------------------------- ------ ---------------
Weighted Average Term to Maturity:                                            359
----------------------------------------------------------- ------ ---------------
Gross WAC:                                                                  7.39%
----------------------------------------------------------- ------ ---------------
Weighted Average Expense Rate :                                            0.425%
----------------------------------------------------------- ------ ---------------
Net WAC:                                                                    6.97%
----------------------------------------------------------- ------ ---------------
Minimum Coupon:                                                             6.13%
----------------------------------------------------------- ------ ---------------
Maximum Coupon:                                                             8.38%
----------------------------------------------------------- ------ ---------------
Maximum Rate:                                                               9.95%
----------------------------------------------------------- ------ ---------------
Weighted Average Gross Margin:                                              2.25%
----------------------------------------------------------- ------ ---------------
Weighted Average Net Margin:                                                1.83%
----------------------------------------------------------- ------ ---------------
Weighted Average Minimum Payment Percent:                                   2.27%
----------------------------------------------------------- ------ ---------------
Prepayment Penalties:                                                      86.78%
----------------------------------------------------------- ------ ---------------
One Year Hard Prepayment Penalties:                                        20.52%
----------------------------------------------------------- ------ ---------------
Three Year Hard Prepayment Penalties:                                      55.90%
----------------------------------------------------------- ------ ---------------
One-Month LIBOR Indexed Percent:                                            4.17%
----------------------------------------------------------- ------ ---------------
One-Year MTA Indexed Percent:                                              95.83%
----------------------------------------------------------- ------ ---------------
Weighted Average FICO:                                                        713
----------------------------------------------------------- ------ ---------------
Cash Out Refinance Percent:                                                54.09%
----------------------------------------------------------- ------ ---------------
California Percent:                                                        69.80%
----------------------------------------------------------- ------ ---------------
Primary Residence Percent:                                                 94.15%
----------------------------------------------------------- ------ ---------------
Single Family and PUD Percent:                                             93.77%
----------------------------------------------------------- ------ ---------------
Single Largest Zip Code Percent:                                            0.84%
----------------------------------------------------------- ------ ---------------
Largest Individual Loan Balance:                                $       1,506,115
----------------------------------------------------------- ------ ---------------
Weighted Original Loan-to-Value Ratio:                                     73.95%
----------------------------------------------------------- ------ ---------------
Weighted Combined Loan-to-Value Ratio:                                     77.44%
----------------------------------------------------------- ------ ---------------
Final Maturity Date:                                                    11/1/2036
----------------------------------------------------------- ------ ---------------

  (1) All  percentages  calculated  herein are  percentages  of  scheduled  principal  balances  as of the
      Cut-Off Date.

Features of the Transaction

o     Offering consists of certificates  totaling  approximately  $337,933,000,  of which  approximately $
      320,058,000 will be rated Aaa/AAA/AAA by Moody's, S&P and DBRS, respectively.

o     The expected amount of credit support for the Class A-1 Certificates  will be approximately  43.60%, for the Class A-2 Certificates  will be approximately  20.10%,  for the Class A-3 Certificates  will be approximately  6.00%, for the Class M-1 Certificates  will be approximately  3.55%, for the Class
      M-2 Certificates  will be approximately  2.25%, for the Class M-3 Certificates will be approximately
      1.75%,  for the Class M-4 Certificates  will be approximately  1.25%, for the Class M-5 Certificates will be approximately 0.75%.

o     The collateral is expected to consist  primarily of 30-year  adjustable-rate  negative  amortization mortgage  loans  secured by first liens on one-to  four-family  residential  properties  acquired by
      Residential  Funding  Company,  LLC. The mortgage rate on each mortgage loan is adjustable,  after a specified period after  origination  during which the mortgage rate is fixed,  based on the One-Year
      MTA index or one-month  LIBOR index.  The initial  fixed rate period for all mortgage  loans will be five years.

Time Table

Cut-Off Date:           November 1, 2006

Settlement Date:        November 29, 2006

Distribution Date:      25th of each month or the next business day if such day is not a business day.

First Distribution      December 26, 2006
Date:

Assumed Final           The distribution date occurring in December 2036. The actual final distribution date could be
Distribution Date:      substantially earlier.

Key Terms

Issuer:                 RALI Series 2006-QH1 Trust

Depositor:              Residential Accredit Loans, Inc.

Master Servicer:        Residential Funding Company, LLC

Trustee:                Deutsche Bank Trust Company Americas

Supplemental Interest   Deutsche Bank Trust Company Americas
Trust Trustee:

Certificate Guaranty    The certificate guaranty insurance policy will be issued with respect to the Class A-3 Certificates. The
Insurance Policy:       Insurer will, subject to the limitations set forth in the last paragraph of the description of the Insurance
                        Policy below, unconditionally and irrevocably guarantee timely payments of interest and the full payment of principal on the final maturity date of the Class A-3 Certificates and will cover realized losses allocable to the Class A-3 Certificates.

Insurer                 Ambac Assurance Corporation (see Appendix C)

Significant             Servicers that may subservice 10% or more by principal amount of the mortgage
Servicers:              loans include HomeComings Financial, LLC, a wholly-owned subsidiary of the
                        Master Servicer.

Yield Maintenance        Bear Stearns Financial Products, Inc
Agreement Provider:

Rating Agencies:         Moody's Investor Services, Inc., Standard & Poor's, a division of the McGraw
                         Hill Companies, Inc, and Dominion Bond Rating Service Limited

Type of Issuance:        Public for all the Offered Certificates.

Offered Certificates:    Class A and Class M Certificates

Class A Certificates:    Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:    Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

LIBOR Certificates:      Class A and Class M Certificates

Servicer Advancing:      The Master Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:              0 day delay on the LIBOR Certificates

Prepayment Period:       As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

Day Count:               Actual/360 basis for the LIBOR Certificates

Interest Accrual         For the LIBOR Certificates from the prior Distribution Date to the day prior to the
Period:                  current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

Compensating             On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of
Interest:                certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                         o 0.125% multiplied by
                         o one-twelfth multiplied by
                         o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment       A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25% per annum of the then
Assumption:              outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Collateral Description:  As of November 1, 2006, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $340,487,638. The mortgage rates for the Mortgage Loans are initially fixed for five years after origination. At the end of the fixed period, each mortgage rate will adjust monthly based on the Mortgage Index plus the respective margin subject to lifetime caps. All loans are subject to negative amortization for the first ten years given that the minimum payment due is based on an interest rate less than the mortgage rate on the loan.

                         For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to an adjustment after the 5th year from origination of the loan and annually thereafter until the loan is recast. Recast will occur at the end of 10 years or earlier if the maximum negative amortization cap of 110% or 115% is reached. When adjusted, the minimum payment change will be limited to no more than 7.5% of the previous payment amount. This payment may result in deferred interest which is added to the outstanding principal balance. This may also be referred to as negative amortization.

                         On each Distribution Date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only payment; (ii) full amortization payment - the amount necessary to pay the loan off (including all principal and interest) on the maturity date in substantially equal installments at the interest rate effective during the preceding month; and (iii) accelerated payment -
                         the amount necessary to pay the loan off (including all principal and interest) within a fifteen (15)
                         year period from the first payment due date in substantially equal installments at the interest rate effective during the preceding month. Those payment options will only be available to the borrower until the loan is recast. If the loan recasts prior to year 10 because it has reached its maximum negative amortization cap, three payment options will be available until the loan reaches its 10th year. These three payment options include (i) interest only payment; (ii) full amortization payment; and (iii)
                         accelerated payment.

The Mortgage Loans:      The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. The mortgage rates for the loans are fixed for the first five years after origination, thereafter each mortgage rate will adjust monthly based the respective Mortgage Index plus the related margin subject to lifetime caps if any. All loans are subject to negative amortization.

Expense Rate:            The "Expense Rate" is comprised of primary servicing fees and a master servicing fee. The weighted average Expense Rate will be equal to approximately 0.425% per annum.

Insurer Premium Rate:    .08% per annum based on the certificate principal balance of the Class A-3
                         Certificates.

Certificate Guaranty        The Insurer will issue a certificate guaranty insurance policy (the "Policy") for the benefit of the
Insurance Policy            Class A-3 Certificates. The Policy will unconditionally gurarantee payment of (i) accrued and unpaid interest on the Class A-3 Certificates for each Distribution Date calculated at the Pass-Through Rate,
                            (ii) the outstanding principal balance of the Class A-3 Certificates on their final scheduled distribution date and (iii) any realized losses allocable to the Class A-3 Certificates on each
                            Distribution Date.

                            On each Distribution Date, the trustee will determine (a) whether available funds are sufficient to pay accrued and unpaid interest on the Class A-3 Certificates and, in the case of the final scheduled distribution date for the Class A-3 Certificates, to pay the outstanding principal balance of the Class
                            A-3 Certificates and (b) whether any realized losses are allocable to the Class A-3 Certificates, and will make any required draws on the Policy.

                            If for any reason the Insurer does not make payments as required under the Policy, the holders of the
                            Class A-3 Certificates may suffer a loss.

                            The Policy does not cover Basis Risk Shortfalls, Prepayment Interest Shortfalls, Interest Carryforward
                            Amounts due to Deferred Interest, or Relief Act Shortfalls.

Optional Clean Up Call:     Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:              It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:          The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the
                            Code, subject to certain conditions, after termination of the Supplemental Interest Trust which holds the yield maintenance agreements. Prior to that time, plans may invest in the Offered Certificates if they meet the requirements of an investor-based exemption. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:          It is expected that the Class A Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA and the Class M-2, Class M-3, Class M-4 and Class M-5
                            Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:       $100,000 for the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.
Delivery:                   DTC

Structure of the Offered Certificates

Credit Enhancement:         The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination, overcollateralization, and with respect to the Class A-3 Certificates, the Policy.

Negative Amortization       In the event that the minimum payment made by the borrower does not cover the full interest required as per the mortgage rate, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the "Deferred
                            Interest"). The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

Accrued Certificate         For any Distribution Date and each class of Offered Certificates, equals the amount of interest accrued
Interest:                   during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date (or the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by any prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief
                            Act (or any similar state statutes) and reduced by any Net
                            Deferred Interest allocated to that class.

Principal Prepayment        The principal portion of all partial and full prepayments received during the related prepayment period.

Net Monthly Excess          With respect to any Distribution Date, an amount equal to the sum of (x) the excess of the available
Cashflow:                   distribution amount for that Distribution Date over the sum of (a) the interest distribution amount for the certificates on that Distribution Date and (b) the Principal Remittance Amount for that
                            Distribution Date, and (y) the Overcollateralization Reduction Amount, if any, for that Distribution
                            Date.

Required                    For any Distribution Date (i) prior to the Stepdown Date, an amount equal to 0.75% of the aggregate
Overcollateralization       stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown
Amount:                     Date but prior to the Distribution Date in December 2012 provided a Trigger Event is not in effect, the greater of (x) 1.875% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the
                            Overcollateralization Floor, (iii) on or after the Stepdown Date and on or after the Distribution Date in December 2012 provided a Trigger Event is not in effect, the greater of (x) 1.50% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, or (iv) on
                            or after the Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The initial Required Overcollateralization Amount will be fully funded on the Closing Date.

Overcollateralization       An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
Floor:                      Date, or approximately $1,702,438.

Excess                      With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount on that
Overcollateralization       Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
Amount:

Overcollateralization       With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal
Amount:                     balance of the Mortgage Loans before giving effect to distributions of principal to be made on that
                            Distribution Date, over (b) the aggregate certificate principal balance of the Class A Certificates and
                            Class M Certificates before taking into account distributions of principal to be made on that
                            Distribution Date and (c) the aggregate amount of Interest Carryforward Amounts, if any, that are payable to any Class A Certificates and Class M Certificates as a result of Net Deferred Interest.

Overcollateralization       With respect to any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess
Increase Amount:            Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the
                            Overcollateralization Amount for that Distribution Date.

Net Deferred Interest:      The excess if any of the Deferred Interest on Mortgage Loans over principal prepayments.

Overcollateralization       With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would
Reduction Amount:           be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that
                            Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:              The earlier to occur of (A) the Distribution Date following the Distribution Date on which the Class A
                            Certificates have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Senior Enhancement
                            Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the
                            Distribution Date in December 2012, 15.00% and (b) on any Distribution Date on or after the
                            Distribution Date in December 2012, 12.00%.

Senior Enhancement          On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator
Percentage:                 of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

The Yield Maintenance       The LIBOR Certificates will have the benefit of a yield maintenance
Agreement:                  agreement . On or prior to the related
                            yield maintenance agreement termination date, amounts payable under the yield maintenance agreement will equal the product of (i) the excess (if any) of (x) the lesser of (a) one-month LIBOR (as calculated by the Yield
                            Maintenance Agreement Provider for the interest accrual period related to that distribution date) and (b) 10.00% over (y) the related strike rate,
                            (ii) the lesser of (x) the yield maintenance agreement notional balance for that Distribution Date and (y) the aggregate certificate principal balance of the LIBOR Certificates immediately prior to that Distribution Date and
                            (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.
                            Any payment received from the Yield Maintenance Agreement Provider will be used to cover any unpaid realized loss amounts on the LIBOR Certificates, basis risk shortfalls and Interest Carryforward Amounts on the LIBOR
                            Certificates and to restore and maintain overcollateralization at the required level. (See Appendix A for The Yield Maintenance Agreement
                            Notional Amount Amortization Schedule details).

                            On each Distribution Date, the Supplemental Interest Trust Trustee will distribute all amounts received under this yield maintenance agreement as follows:

                           (i)      to the LIBOR certificateholders, to pay interest according to "Interest Distributions"
                                    section, to the extent unpaid from other available funds,

                          (ii)     to the LIBOR certificateholders, to pay principal according to the section "Principal
                                   Payments" but only to the extent necessary to cause the overcollateralization to be maintained or restored by covering current period or prior period Realized Losses (prior to distribution of any amounts due) and Interest Carryforward Amounts,

                          (iii)    to the LIBOR certificateholders, to pay Interest Carryforward
                                   Amounts and Basis Risk Shortfalls according to the section "Net
                                   Monthly Excess Distributions" to the extent unpaid, and

                          (iv)     to the holders of the Class SB Certificates (or such other entity or account, as described in the pooling and servicing agreement, any remaining amounts.

Class A-3 Certificate       The Class A-3 Certificates will have the benefit of a yield maintenance agreement on or prior to the related
Yield Maintenance           yield maintenance agreement termination date, amounts payable under this Class A-3 Certificate Yield
Agreement:                  Maintenance Agreement will equal the product of (i) the excess (if any) of
                            (x) the lesser of (a) one-month LIBOR (as calculated by the Class A-3
                            Certificate yield maintenance agreement provider for the interest accrual period related to that distribution date) and (b) 11.50% over (y) the related strike rate, (ii) the lesser of (x) the Class A-3 yield maintenance agreement notional balance for that Distribution Date and (y) the certificate principal balance of the Class A-3 Certificates immediately prior to that Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360. Any payment received from the Class A-3
                            Certificate yield maintenance agreement provider will be used to cover basis risk shortfalls and Interest Carryforward Amounts on the Class A-3
                            Certificates. Any payments received from the Class A-3 Certificate yield maintenance agreement will be applied after taking into account payments received from the Yield Maintenance Agreement. (See Appendix B for Class A-3
                            Certificate The Yield Maintenance Agreement Notional Amount Amortization
                            Schedule details).

                            On each Distribution Date, the Supplemental Interest Trust Trustee will distribute all amounts received under the Class A-3 Certificate yield maintenance agreement as follows:

                           (i)      to the Class A-3 certificateholders, to pay interest according to "Interest
                                    Distributions" section, to the extent unpaid from other available funds,

                          (ii)     to the Class A-3 certificateholders, to pay Interest Carryforward Amounts and Basis
                                   Risk Shortfalls according to the section "Net Monthly Excess Distributions" to the extent unpaid, and

                          (iii)    to the holders of the Class SB Certificates (or such other entity or account, as described in the pooling and servicing agreement, any remaining amounts.

Trigger Event:              A  Trigger  Event  is in  effect  on any  Distribution  Date  if  (i) on  that
                            Distribution  Date the  Sixty-Plus  Delinquency  Percentage  equals or exceeds
                            40% of the  prior  period's  Senior  Enhancement  Percentage  for the  Class A
                            Certificates  to be  specified in the  Prospectus  or (ii) during such period, the  aggregate  amount of realized  losses  incurred  since the  Cut-off  Date through  the  last  day  of  the  related  prepayment  period  divided  by the aggregate  scheduled  principal  balance  of  the  Mortgage  Loans  as of  the
                            Cut-off Date (the "Cumulative  Realized Loss Percentage")  exceeds the amounts set forth below:

-------------------------------------- --------------------------------------------------------------------------
Distribution Date                      Cumulative Realized Loss Percentage:
-------------------------------------- --------------------------------------------------------------------------
December 2008 - November 2009          0.150% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.171% in January 2009)
-------------------------------------- --------------------------------------------------------------------------
December 2009 - November 2010          0.400% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.425% in January 2010)
-------------------------------------- --------------------------------------------------------------------------
December 2010 - November 2011          0.700% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.725% in January 2011)
-------------------------------------- --------------------------------------------------------------------------
December 2011 - November 2012          1.000% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 1.029% in January 2012)
-------------------------------------- --------------------------------------------------------------------------
December 2012 - November 2013          1.350% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.363% in January 2013)
-------------------------------------- --------------------------------------------------------------------------
December 2013 and thereafter           1.500%
-------------------------------------- --------------------------------------------------------------------------

Sixty-Plus Delinquency      With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each
Percentage:                 of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgaged loans in bankruptcy, foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:          With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

Net Rate Cap:               With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                            WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:           With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus .08% per annum in the case of the
                            Class A-3 Certificates.

Available Funds Rate:       With respect to any Distribution Date, a per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the loans and (y) a fraction, the numerator of which is
                            12 and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Interest Remittance         With respect to any distribution date, the interest received or advanced with
Amount:                     respect to the Mortgage Loans, net of the Expense Fee Rate and the Insurer Premium Rate.

Basis Risk Shortfall:       With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin (not to exceed 10.00%
                            per annum with respect to any offered certificate

                            other than the Class A-3 Certificates, and not to exceed 11.50% per annum with respect to the Class A-3 Certificates, over (ii) accrued certificate interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior
                            Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess
                            Cashflow.

Prepayment Interest         With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from
Shortfall:                  mortgagor prepayments on the Mortgage Loans during the Prepayment Period.
                            These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore. Any Prepayment Interest Shortfalls not covered by Master Servicing Compensation or Net Monthly Excess Cash Flow and
                            allocated to a class of Offered Certificates will accrue interest at the then applicable pass-through rate on that class of Offered Certificates.

Relief Act Shortfalls:      With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation. Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net Monthly Excess Cashflow Distributions." Any Relief Act
                            Shortfalls allocated to the Offered Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid. Relief Act
                            Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution       With respect to any Distribution Date and the Offered Certificates, the aggregate amount of Accrued
Amount:                     Certificate Interest for that Distribution Date plus any Accrued Certificate
                            Interest remaining unpaid from any prior Distribution Date, together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates

Interest Carryforward       With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) the excess, if
Amount:                     any, of (i) Accrued Certificate Interest for such class assuming the Net
                            Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over
                            (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b)
                            interest on the amount calculated pursuant to clause (a).

Interest Distributions:     On each Distribution Date, accrued and unpaid interest (less prepayment interest shortfalls not covered by compensating interest, Net Deferred
                            Interest and Relief Act Shortfalls) will be paid to the holders of Class A
                            Certificates and Class M Certificates to the extent of the available distribution amount as described in the term sheet supplement (after payment of the master servicing, primary-servicing fees and payment of the Insurer
                            Premium) in the following order of priority:

                            1.        To the Class A Certificates, pro rata;
                            2.        To the Insurer for any reimbursement amounts owed with respect to draws made under the Policy with respect to interest;
                            3.        To the Class M-1 Certificates;
                            4.        To the Class M-2 Certificates;
                            5.        To the Class M-3 Certificates;
                            6.        To the Class M-4 Certificates; and
                            7.        To the Class M-5 Certificates.

Principal Payments:         The Class A Principal Distribution Amount, with respect to the Class A
                            Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3
                            Certificates, pro rata, until their Certificate Principal Balances have been reduced to zero; then to the Insurer for any reimbursement amounts owed with respect to draws made under the Policy with respect to principal,.

                            The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments before the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                            On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal

                            balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority: to the Class M-1 Certificates, the Class M-1 Principal
                            Distribution Amount, to the Class M-2 Certificates, the Class M-2 Principal
                            Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal
                            Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal
                            Distribution Amount, to the Class M-5 Certificates, the Class M-5 Principal
                            Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution      With respect to any distribution date, the lesser of (a) the excess of (i)
Amount:                     the available distribution amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                            1.       the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

                            2.       the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                            3.       the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation,
                                     Insurance Proceeds, Liquidation Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment
                                     Period;

                            4.       the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "Net Monthly Excess Cash Flow Distributions";

                            5.       the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date, to the extent not used pursuant to clause (4) above on such distribution date, and
                                     (b) the principal portion of any Realized Losses allocated to any class of Offered Certificates on a prior distribution date and remaining unpaid, to the extent covered by Subsequent Recoveries for that distribution date as described under "Net Monthly Excess Cash Flow Distributions"; and

                            6.       the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (4) and (5) above on such distribution date, and (b) the amount of any
                                     Overcollateralization Increase Amount for that distribution date;

                                              minus

                            7.       the amount of any Overcollateralization Reduction Amount for that distribution date; and

                            8.       any related Capitalization Reimbursement Amount as further defined in the Term Sheet Supplement for this transaction.

                            In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate
                            Principal Balance of the Offered Certificates.

Principal Remittance        For any Distribution Date, the sum of the following amounts: (i) the principal
Amount:                     portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii)

                            the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

Class A Principal           With respect to any Distribution Date:
Distribution
Amount:
                            1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                            2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a)
                                the aggregate certificate principal balance of the Class A Certificates immediately prior to that
                                Distribution Date over (b) the lesser of (x) the product of (1) 85.000% for any Distribution Date prior to the
                                Distribution Date in December 2012 and 88.000% for any Distribution Date on or after the Distribution
                                Date in December 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal             With respect to any Distribution Date:
Distribution
Amount:
                               1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                               2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                   (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount;
                                   and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and
                                   (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                   the product of (1) 91.125% for any Distribution Date prior to the
                                   Distribution Date in December 2012 and 92.900% for any Distribution
                                   Date on or after the Distribution Date in December 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y)
                                   the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal                With respect to any Distribution Date:
Distribution
Amount:

                               1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or
                               2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                   (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount and
                                   Class M-1 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the
                                   Class A Principal Distribution Amount and Class M-1 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                                   94.375% for any Distribution Date prior to the Distribution Date in
                                   December 2012 and 95.500% for any Distribution Date on or after the
                                   Distribution Date in December 2012 and (2) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Class M-3 Principal                With respect to any Distribution Date:

Distribution Amount:

                               1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and
                                   Class M-2 Principal Distribution Amount, or
                               2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                   (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal
                                   Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and
                                   Class M-2 Certificates (after taking into account the payment of the
                                   Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount and the Class M-2 Principal Distribution Amount for
                                   that Distribution Date) and (2) the certificate principal balance of the
                                   Class M-3 Certificates immediately prior to that Distribution Date over
                                   (b) the lesser of (x) the product of (1) 95.625% for any Distribution
                                   Date prior to the Distribution Date in December 2012 and 96.500% for any
                                   Distribution Date on or after the Distribution Date in December 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
                                   (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal                With respect to any Distribution Date:
Distribution
Amount:

                               1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
                               2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                   (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                                   Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and (ii) the excess of
                                   (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and
                                   Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the
                                   Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 96.875% for any Distribution Date prior to the Distribution Date in
                                   December 2012 and 97.500% for any Distribution Date on or after the Distribution Date in December 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Class M-5 Principal                With respect to any Distribution Date:
Distribution
Amount:
                               1.  prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal
                                   Distribution Amount, or
                               2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                                   (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                   Distribution Amount, Class M-3 Principal Distribution Amount and the
                                   Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A,
                                   Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                   Distribution Amount, Class M-3 Principal Distribution Amount and the
                                   Class M-4 Principal Distribution Amount for that Distribution Date) and
                                   (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                   the product of (1) 98.125% for any Distribution Date prior to the
                                   Distribution Date in December 2012 and 98.500%

                                  for any Distribution Date on or after the Distribution Date in
                                  December 2012 and (2) the aggregate stated principal balance of the
                                  Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess             On each Distribution Date, the Net Monthly Excess Cashflow will be distributed
Cashflow Distributions:        among the Certificates in the following order of priority:

                               1.  To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A Certificates and Class M
                                   Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                               2.  As part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                               3.  To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                               4.  To the Insurer, any accrued and unpaid premium that remains unpaid as of that Distribution Date;
                               5.  To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                   Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master Servicing
                                   Compensation on that Distribution Date;
                               6.  To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              7.  To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M
                                  Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                              8.  To the holders of the Class A Certificates, pro rata, then to the holders of the Class M
                                  Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                              9.  To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                  Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                                  Shortfalls occurring in the current interest accrual period;
                             10.  To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class M, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                             11.  To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:       Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess Cashflow; second, by a reduction in the
                            Overcollateralization Amount until reduced to zero; third to the Class M-5
                            Certificates until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-3
                            Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class
                            M-1 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class A-3 Certificates until the certificate principal balance thereof has been reduced to zero; and ninth, to the Class
                            A-2 Certificates until the certificate principal balance thereof has been reduced to zero. There will be no realized losses allocated to the Class A-1
                            Certificate. Any realized losses allocated to the Class A-3 Certificates will be covered by the Policy as described herein.

Appendix A

This transaction will contain a one-month LIBOR interest rate corridor agreement (the "Yield
Maintenance Agreement"). The Yield Maintenance Agreement will have an initial notional amount of approximately $336,364,933, a term of 58 months beginning on the second Distribution Date and a strike rate as detailed in the table below with an upper collar of 10%. The Yield Maintenance Agreement notional amount will be the lesser of (i) the notional amount as detailed in the amortization schedule table below and (ii) the aggregate certificate principal balance of the Offered Certificates for such
Distribution Date.

The Yield Maintenance Agreement Notional Amount Amortization Schedule

   Distribution                                                       Yield Maintenance
      Period                                                          Agreement Notional
     (months)          Distribution Date       Strike Rate (%)             Amount ($)
  =====================================================================================
         1                 25-Jan-07               6.4504                 336,364,933
         2                 25-Feb-07               6.4504                 334,657,329
         3                 25-Mar-07               7.1726                 332,812,555
         4                 25-Apr-07               6.4504                 330,832,175
         5                 25-May-07               6.6751                 328,717,923
         6                 25-Jun-07               6.4504                 326,471,707
         7                 25-Jul-07               6.6751                 324,095,602
         8                 25-Aug-07               6.4504                 321,591,851
         9                 25-Sep-07               6.4504                 318,962,857
        10                 25-Oct-07               6.6751                 316,211,184
        11                 25-Nov-07               6.4504                 313,339,552
        12                 25-Dec-07               6.6751                 310,350,831
        13                 25-Jan-08               6.4504                 307,248,039
        14                 25-Feb-08               6.4504                 304,034,333
        15                 25-Mar-08               6.9153                 300,713,010
        16                 25-Apr-08               6.4504                 297,287,496
        17                 25-May-08               6.6751                 293,761,342
        18                 25-Jun-08               6.4504                 290,138,220
        19                 25-Jul-08               6.6751                 286,421,911
        20                 25-Aug-08               6.4504                 282,616,307
        21                 25-Sep-08               6.4504                 278,725,395
        22                 25-Oct-08               6.6751                 274,753,256
        23                 25-Nov-08               6.4505                 270,704,057
        24                 25-Dec-08               6.6751                 266,582,041
        25                 25-Jan-09               6.4505                 262,391,519
        26                 25-Feb-09               6.4505                 258,136,868
        27                 25-Mar-09               7.1727                 253,822,516
        28                 25-Apr-09               6.4505                 249,452,938
        29                 25-May-09               6.6752                 245,032,647
        30                 25-Jun-09               6.4505                 240,566,185
        31                 25-Jul-09               6.6752                 236,058,118
        32                 25-Aug-09               6.4505                 231,513,022
        33                 25-Sep-09               6.4505                 226,935,480
        34                 25-Oct-09               6.6752                 222,329,243
        35                 25-Nov-09               6.4505                 217,699,741
        36                 25-Dec-09               6.6752                 213,051,522
        37                 25-Jan-10               6.4505                 208,503,351
        38                 25-Feb-10               6.4505                 204,053,035
        39                 25-Mar-10               7.1727                 199,698,432
        40                 25-Apr-10               6.4505                 195,437,445
        41                 25-May-10               6.6752                 191,268,026
        42                 25-Jun-10               6.4505                 187,188,171
        43                 25-Jul-10               6.6752                 183,195,921
        44                 25-Aug-10               6.4505                 179,288,647
        45                 25-Sep-10               6.4505                 175,465,219
        46                 25-Oct-10               6.6752                 171,723,806
        47                 25-Nov-10               6.4505                 168,062,616
        48                 25-Dec-10               6.6752                 164,479,897
        49                 25-Jan-11               6.4506                 160,973,539

   Distribution                                                       Yield Maintenance
      Period                                                          Agreement Notional
     (months)          Distribution Date       Strike Rate (%)             Amount ($)
  =====================================================================================
        50                 25-Feb-11               6.4506                 157,542,281
        51                 25-Mar-11               7.1728                 154,180,502
        52                 25-Apr-11               6.4506                 150,889,598
        53                 25-May-11               6.6752                 147,441,507
        54                 25-Jun-11               6.4505                 144,018,374
        55                 25-Jul-11               6.6751                 140,584,970
        56                 25-Aug-11               6.4504                 137,194,242
        57                 25-Sep-11               6.4504                 133,883,834
        58                 25-Oct-11               6.6769                 130,707,899
        59                 25-Nov-11                  -                             -

Appendix B

This transaction will contain a one-month LIBOR interest rate corridor agreement (the "Class A-3
Certificate Yield Maintenance Agreement"). The Class A-3 Certificate Yield Maintenance Agreement will have an initial notional amount of approximately $47,773,788, a term of 58 months beginning on the second Distribution Date and a strike rate as detailed in the table below with an upper collar of
11.5%. The Class A-3 Certificate Yield Maintenance Agreement notional amount will be the lesser of
(i) the notional amount as detailed in the amortization schedule table below and (ii) the certificate principal balance of the Class A-3 Certificate for such Distribution Date.

The Class A-3 Certificate Yield Maintenance Agreement Notional Amount Amortization Schedule

  Distribution                                                       Yield Maintenance
      Period                                                          Agreement Notional
     (months)          Distribution Date       Strike Rate (%)             Amount ($)
  =====================================================================================
         1                 25-Jan-07               10.0000                 47,773,788
         2                 25-Feb-07               10.0000                 47,517,646
         3                 25-Mar-07               10.0000                 47,240,928
         4                 25-Apr-07               10.0000                 46,943,870
         5                 25-May-07               10.0000                 46,626,730
         6                 25-Jun-07               10.0000                 46,289,795
         7                 25-Jul-07               10.0000                 45,933,377
         8                 25-Aug-07               10.0000                 45,557,812
         9                 25-Sep-07               10.0000                 45,163,461
        10                 25-Oct-07               10.0000                 44,750,707
        11                 25-Nov-07               10.0000                 44,319,960
        12                 25-Dec-07               10.0000                 43,871,649
        13                 25-Jan-08               10.0000                 43,406,227
        14                 25-Feb-08               10.0000                 42,924,168
        15                 25-Mar-08               10.0000                 42,425,967
        16                 25-Apr-08               10.0000                 41,912,136
        17                 25-May-08               10.0000                 41,383,210
        18                 25-Jun-08               10.0000                 40,839,738
        19                 25-Jul-08               10.0000                 40,282,288
        20                 25-Aug-08               10.0000                 39,711,444
        21                 25-Sep-08               10.0000                 39,127,804
        22                 25-Oct-08               10.0000                 38,531,979
        23                 25-Nov-08               10.0000                 37,924,596
        24                 25-Dec-08               10.0000                 37,306,289
        25                 25-Jan-09               10.0000                 36,677,707
        26                 25-Feb-09               10.0000                 36,039,505
        27                 25-Mar-09               10.0000                 35,392,349
        28                 25-Apr-09               10.0000                 34,736,908
        29                 25-May-09               10.0000                 34,073,860
        30                 25-Jun-09               10.0000                 33,403,887
        31                 25-Jul-09               10.0000                 32,727,672
        32                 25-Aug-09               10.0000                 32,045,904
        33                 25-Sep-09               10.0000                 31,359,268
        34                 25-Oct-09               10.0000                 30,668,328
        35                 25-Nov-09               10.0000                 29,973,898
        36                 25-Dec-09               10.0000                 29,276,661
        37                 25-Jan-10               10.0000                 28,594,431
        38                 25-Feb-10               10.0000                 27,926,880
        39                 25-Mar-10               10.0000                 27,273,685
        40                 25-Apr-10               10.0000                 26,634,533
        41                 25-May-10               10.0000                 26,009,116
        42                 25-Jun-10               10.0000                 25,397,134
        43                 25-Jul-10               10.0000                 24,798,293
        44                 25-Aug-10               10.0000                 24,212,198
        45                 25-Sep-10               10.0000                 23,638,681
        46                 25-Oct-10               10.0000                 23,077,465
        47                 25-Nov-10               10.0000                 22,528,283
        48                 25-Dec-10               10.0000                 21,990,872

   Distribution                                                       Yield Maintenance
      Period                                                          Agreement Notional
     (months)          Distribution Date       Strike Rate (%)             Amount ($)
  =====================================================================================
         49                 25-Jan-11             10.0000                  21,464,915
         50                 25-Feb-11             10.0000                  20,950,223
         51                 25-Mar-11             10.0000                  20,445,953
         52                 25-Apr-11             10.0000                  19,952,314
         53                 25-May-11             10.0000                  19,435,098
         54                 25-Jun-11             10.0000                  18,921,624
         55                 25-Jul-11             10.0000                  18,406,611
         56                 25-Aug-11             10.0000                  17,897,998
         57                 25-Sep-11             10.0000                  17,401,434
         58                 25-Oct-11             10.0000                  16,983,808
         59                 25-Nov-11                -                              -

Appendix C

                                               Ambac Assurance Corporation
General

         Ambac Assurance  Corporation  ("Ambac") is a leading financial  guarantee  insurance company that is primarily  engaged in  guaranteeing  public finance and structured  finance  obligations.  Ambac is the successor to the founding  financial  guarantee  insurance  company,  which wrote the first bond insurance policy in 1971.  Ambac is licensed to transact  financial  guarantee and surety business in all 50 states, the District of Columbia,  the  Commonwealth  of Puerto Rico,  the  Territory of Guam and the U.S.  Virgin
Islands.  Ambac is subject to the insurance laws and  regulations of the State of Wisconsin,  its state of incorporation,  and the  insurance  laws and  regulations  of other  states  in  which it is  licensed  to transact  business.  Ambac is a wholly-owned  subsidiary of Ambac Financial Group,  Inc.("Ambac  Financial
Group"), a 100% publicly-held  company.  Ambac has earned triple-A financial strength ratings from Moody's
Investors  Service,  Inc.,  Standard & Poor's  Ratings  Services,  Fitch,  Inc., and Rating and Investment
Information, Inc.

Capitalization

         The following table sets forth the  capitalization  of Ambac and  subsidiaries as of December 31,
2004,  December 31, 2005 and September 30, 2006 in conformity  with U. S.  generally  accepted  accounting principles.

                                                   Ambac Assurance Corporation and Subsidiaries

                                                      CONSOLIDATED CAPITALIZATION TABLE

                                                             (Dollars in Millions)

                                               December  31, 2004     December 31, 2005        September  30, 2006
                                                                                                     (unaudited)
                                              ______________________________________________________________________

Unearned premiums........................             $2,783                  $2,966                     $3,040
Long -term debt..........................              1,074                  1,042                      1,022
Other liabilities........................              2,199                  2,068                      2,076
Total liabilities........................              6,056                  6,076                      6,138
Stockholder's equity
Common stock.............................                 82                     82                         82
Additional paid-in capital ..............              1,233                  1,453                      1,476
Accumulated other
comprehensive income.....................                238                    137                        144
Retained earnings........................              4,094                  4,499                      5,064
Total stockholder's equity...............              5,647                  6,171                      6,766
Total liabilities and stockholder's                   $11,703                $12,247                    $12,904
equity                                       ---------------------- ----------------------- -----------------------------
                                             ---------------------- ----------------------- -----------------------------

         There has been no material adverse change in the  capitalization  of Ambac and subsidiaries  from
September 30, 2006 to the date of this free writing prospectus.

         For  additional  financial  information  concerning  Ambac,  please  refer to Ambac's  website at
http://www.ambac.com  by clicking on the Investor  Relations link, then clicking on the Financial  Reports link  and  then  clicking  on the SEC  Documents/Filings  link to  access  the  following  documents:  the consolidated  financial  statements of Ambac  Assurance  Corporation  and  subsidiaries as of December 31,
2005 and 2004 and for each of the years in the  three-year  period ended  December  31, 2005,  prepared in accordance  with U. S. generally  accepted  accounting  principles,  included in the Annual Report on Form
10-K of Ambac  Financial  Group,  Inc.  (which was filed with the  Securities  and Exchange  Commission on
March 13, 2006;  Commission File No. 1-10777),  the unaudited  consolidated  financial statements of Ambac
Assurance  Corporation and  subsidiaries as of March 31, 2006 and for the three-month  periods ended March
31,  2006 and 2005  included  in the  Quarterly  Report on Form  10-Q of Ambac  Financial  Group,  for the
three-month  period  ended March 31, 2006 (which was filed with the  Commission  on May 10,  2006);  Ambac
Financial  Group's Current Report on Form 8-K dated and filed on April 26, 2006;  Ambac Financial  Group's
Current Report on Form 8-K dated and filed on July 26, 2006;  Ambac  Financial  Group's  Current Report on
Form 8-K dated July 25, 2006 and filed on July 26, 2006; the unaudited  consolidated  financial statements of Ambac Assurance  Corporation  and  subsidiaries as of June 30, 2006 and for the three - and six - month periods  ended June 30, 2006 and 2005  included in the  Quarterly  Report on Form 10-Q of Ambac  Financial
Group,  for the  three-month  period ended June 30, 2006 (which was filed with the Commission on August 9,
2006) as they relate to Ambac Assurance  Corporation;  Ambac Financial  Group's Current Report on Form 8-K
dated and filed on  October  25,  2006;  and the  unaudited  consolidated  financial  statements  of Ambac
Assurance  Corporation  and  subsidiaries  as of  September  30, 2006 and for the three - and nine - month periods  ended  September  30,  2006 and 2005  included  in the  Quarterly  Report  on Form  10-Q of Ambac
Financial  Group,  for the  three-month  period  ended  September  30,  2006  (which  was  filed  with the
Commission  on  November  8,  2006)  as  they  relate  to  Ambac  Assurance  Corporation.  Such  financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

         IN THE  EVENT  THAT  THE  INSURER  WERE  TO  BECOME  INSOLVENT,  ANY  CLAIMS  ARISING  UNDER  THE
CERTIFICATE  GUARANTY  INSURANCE  POLICY  WOULD BE  EXCLUDED  FROM  COVERAGE BY THE  CALIFORNIA  INSURANCE
GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA.

         Copies of all  information  regarding  Ambac that is referenced  in this free writing  prospectus can be read and copied at the SEC's  website at  http://www.sec.gov,  the SEC's public  reference  room at
450 Fifth Street,  N.W.,  Washington,  D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York,
New York 10005. Copies of the consolidated  financial  statements of Ambac referenced herein and copies of
Ambac's  annual  statement  for the year ended  December  31,  2005  prepared  on the basis of  accounting practices  prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance,  are
available  without  charge from Ambac.  The address of Ambac's  administrative  offices and its  telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the
Offered Certificates. Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person. Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

                                                                RALI 2006 QH1 All records
Goldman, Sachs & Co.                                          Cut-off -NOV 1, 2006

Stats
_________________________
As of Date: 20061101
Count: 875
Current Balance:
$340,487,638.08
AverageCurBal:
$389,128.73
OrigWAC: 7.390
GWAC: 7.390
NetWAC: 6.965
GrossMargin: 2.250
NetMargin: 1.825
FICO: 713
Original LTV: 73.95
% Silent Seconds: 32.77
%CA: 69.80%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.950
Months to Roll: 59
Maximum 1 Zip
Concentration: 0.844%

Prepayment                                                       Net
Penalty                Count    Balance  Percent  GWAC   Margin  Margin    Age   FICO    LTV    %1H     %3H
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
0                        107  45,014,480 13.22   7.434   2.250   1.825      1     722   72.17  0.00    0.00
12                       170  69,860,998 20.52   7.356   2.250   1.825      1     715   74.25  100.00  0.00
24                        87  35,280,423 10.36   7.235   2.250   1.825      1     714   73.78  0.00    0.00
36                       511  190,331,73855.90   7.421   2.250   1.825      1     710   74.30  0.00   100.00
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
Total:                   875  340,487,638100.00  7.390   2.250   1.825      1     713   73.95  20.52  55.90

                                                                  Net
Original Rate          Count     Balance  Percent  GWAC   Margin  Margin   Age   FICO    LTV     %1H    %3H
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
6.001 -6.250               9   5,428,729   1.59   6.230   2.250   1.825     1     740   71.78   0.00   81.55
6.251 -6.500              28  12,918,051   3.79   6.443   2.250   1.825     1     744   69.77   8.92   65.88
6.501 -6.750              57  25,637,612   7.53   6.697   2.250   1.825     1     729   73.44   26.43  52.32
6.751 -7.000             124  53,360,258  15.67   6.928   2.250   1.825     1     718   70.02   27.46  47.16
7.001 -7.250             112  44,531,510  13.08   7.211   2.250   1.825     1     719   72.95   24.91  43.77
7.251 -7.500             184  69,443,050  20.40   7.452   2.250   1.825     1     716   73.61   17.46  58.75
7.501 -7.750             141  53,504,029  15.71   7.685   2.250   1.825     1     711   76.16   21.35  56.83
7.751 -8.000             131  46,488,240  13.65   7.927   2.250   1.825     1     701   77.05   17.52  59.73
8.001 -8.250              69  22,856,489   6.71   8.164   2.250   1.825     2     681   77.14   19.68  64.20
8.251 -8.500              20   6,319,670   1.86   8.375   2.250   1.825     1     663   77.60   0.00   89.99
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
min: 6.125
max: 8.375
wa: 7.390

                                                                 Net
Current Rate           Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
6.001 -6.250               9   5,428,729   1.59   6.230   2.250   1.825     1     740   71.78   0.00   81.55
6.251 -6.500              28  12,918,051   3.79   6.443   2.250   1.825     1     744   69.77   8.92   65.88
6.501 -6.750              57  25,637,612   7.53   6.697   2.250   1.825     1     729   73.44   26.43  52.32
6.751 -7.000             124  53,360,258  15.67   6.928   2.250   1.825     1     718   70.02   27.46  47.16
7.001 -7.250             112  44,531,510  13.08   7.211   2.250   1.825     1     719   72.95   24.91  43.77
7.251 -7.500             184  69,443,050  20.40   7.452   2.250   1.825     1     716   73.61   17.46  58.75
7.501 -7.750             141  53,504,029  15.71   7.685   2.250   1.825     1     711   76.16   21.35  56.83
7.751 -8.000             131  46,488,240  13.65   7.927   2.250   1.825     1     701   77.05   17.52  59.73
8.001 -8.250              69  22,856,489   6.71   8.164   2.250   1.825     2     681   77.14   19.68  64.20
8.251 -8.500              20   6,319,670   1.86   8.375   2.250   1.825     1     663   77.60   0.00   89.99
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
min: 6.125
max: 8.375
wa: 7.390

                                                             RALI 2006 QH1 All records
Goldman, Sachs & Co.                                       Cut-off -NOV 1, 2006

Principal Balance                     Count           Balance         Percent        GWAC      Margin      Net Margin        Age       FICO        LTV         %1H          %3H
================================  ==============  ================  ============  ===========  ========  ================  ========  =========  ==========  ===========  =======
================================  ==============  ================  ============  ===========  ===========  =============  ========  =========  ==========  ===========  =======
50,000.01 -100,000.00                   5             451,677          0.13         7.576        2.250         1.825          1        724        47.46       20.84       79.16
100,000.01 -150,000.00                 36            4,829,876         1.42         7.550        2.250         1.825          1        713        69.44       20.35       63.61
150,000.01 -200,000.00                 75           13,227,567         3.88         7.563        2.250         1.825          1        705        72.20       11.51       69.27
200,000.01 -250,000.00                 106          23,898,742         7.02         7.528        2.250         1.825          1        707        72.23       20.96       57.40
250,000.01 -275,000.00                 53           13,854,718         4.07         7.354        2.250         1.825          1        718        73.79       13.15       66.13
275,000.01 -350,000.00                 155          48,278,213         14.18        7.509        2.250         1.825          1        714        75.46       19.46       59.22
350,000.01 -400,000.00                 99           36,819,673         10.81        7.519        2.250         1.825          1        710        75.61       14.09       61.40
400,000.01 -450,000.00                 88           37,151,540         10.91        7.400        2.250         1.825          1        714        76.01       20.37       58.02
450,000.01 -500,000.00                 60           28,326,678         8.32         7.397        2.250         1.825          1        716        75.75       26.62       53.36
500,000.01 -550,000.00                 53           27,573,839         8.10         7.263        2.250         1.825          1        707        75.74       22.92       45.11
550,000.01 -600,000.00                 40           22,886,243         6.72         7.345        2.250         1.825          1        715        74.94       32.43       52.60
600,000.01 -750,000.00                 60           39,063,803         11.47        7.283        2.250         1.825          1        710        74.63       16.97       58.23
750,000.01 -850,000.00                 11            8,665,048         2.54         7.503        2.250         1.825          1        708        73.62       27.08       46.03
850,000.01 -950,000.00                 13           11,670,294         3.43         7.175        2.250         1.825          1        723        71.88       45.72       38.53
950,000.01 -1,000,000.00                5            4,875,316         1.43         7.028        2.250         1.825          1        721        68.63        0.00       60.29
1,000,000.01 -1,250,000.00             10           10,504,637         3.09         7.003        2.250         1.825          1        738        62.38       11.25       39.33
1,250,000.01 -1,500,000.00              4            5,400,444         1.59         7.471        2.250         1.825          2        718        63.21        0.00       50.15
1,500,000.01 -1,750,000.00              2            3,009,329         0.88         6.937        2.250         1.825          2        695        65.00       49.95       50.05
================================  ==============  ================  ============  ===========  ===========  =============  ========  =========  ==========  ===========  =======
================================  ==============  ================  ============  ===========  ===========  =============  ========  =========  ==========  ===========  =======
Total:                                 875          340,487,638       100.00        7.390        2.250         1.825          1        713        73.95       20.52       55.90
================================  ==============  ================  ============  ===========  ===========  =============  ========  =========  ==========  ===========  =======
========  ======================================================================================================================================================================
min: 75,000
max: 1,506,115
avg: 389,129

                                                                  Net
Original Term          Count   Balance    Percent  GWAC   Margin  Margin   Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
360                      875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
min: 360
max: 360
wa: 360

                                                                 Net
Balloon                Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
N                        875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

Original                                                         Net
Amortization Term     Count    Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
360.000                875    340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                 875    340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------------- ------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
min: 360
max: 360
wa: 360

                                                                  Net
RemTerm                Count     Balance  Percent  GWAC   Margin  Margin   Age   FICO    LTV     %1H    %3H
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
356                       15   4,448,900   1.31   7.288   2.250   1.825     4     700   74.05   0.00   87.75
357                       58  21,411,216   6.29   7.323   2.250   1.825     3     713   72.67   28.74  49.77
358                      267  107,811,716 31.66   7.440   2.250   1.825     2     715   74.07   21.61  53.05
359                      336  134,388,803 39.47   7.414   2.250   1.825     1     711   73.97   21.08  57.53
360                      199  72,427,002  21.27   7.296   2.250   1.825     0     714   74.12   16.68  56.97
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
min: 356
max: 360
wa: 359

                                                                  Net
Age                    Count     Balance  Percent  GWAC   Margin  Margin   Age   FICO    LTV     %1H    %3H
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
0                        199  72,427,002  21.27   7.296   2.250   1.825     0     714   74.12   16.68  56.97
1                        336  134,388,803 39.47   7.414   2.250   1.825     1     711   73.97   21.08  57.53
2                        267  107,811,716 31.66   7.440   2.250   1.825     2     715   74.07   21.61  53.05
3                         58  21,411,216   6.29   7.323   2.250   1.825     3     713   72.67   28.74  49.77
4                         15   4,448,900   1.31   7.288   2.250   1.825     4     700   74.05   0.00   87.75
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
min: 0
max: 4
wa: 1

                                                                RALI 2006 QH1 All records
Goldman, Sachs & Co.                                           Cut-off -NOV 1, 2006

                                                                 Net
States                 Count    Balance  Percent  GWAC   Margin  Margin    Age   FICO    LTV    %1H     %3H
-------------- -------------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
-------------- -------------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
AZ                        40  11,812,753  3.47   7.674   2.250   1.825      1     713   72.12  16.02  47.60
CA                       543  237,646,69569.80   7.351   2.250   1.825      1     713   73.60  22.66  56.83
CO                        11  4,484,696   1.32   7.421   2.250   1.825      1     728   76.83  21.49  47.24
CT                         5  1,339,691   0.39   7.682   2.250   1.825      1     699   74.22  0.00   83.32
DE                         4  1,489,450   0.44   7.492   2.250   1.825      0     734   78.81  0.00   100.00
FL                        90  28,082,492  8.25   7.523   2.250   1.825      1     716   74.50  21.41  53.59
GA                         2    571,902   0.17   7.485   2.250   1.825      1     759   80.00  0.00   100.00
HI                         2    528,434   0.16   7.161   2.250   1.825      0     777   48.26  0.00   100.00
ID                         1     94,131   0.03   7.375   2.250   1.825      1     755   44.00  100.00  0.00
IL                        12  3,003,077   0.88   7.729   2.250   1.825      1     693   73.53  27.66  33.11
KY                         2    384,029   0.11   7.388   2.250   1.825      1     759   85.52  0.00   100.00
MA                         2    697,798   0.20   8.000   2.250   1.825      0     662   80.00  0.00   100.00
MD                        15  4,957,982   1.46   7.557   2.250   1.825      2     699   74.19  0.00   74.17
MI                         4    680,635   0.20   7.302   2.250   1.825      3     715   78.20  0.00   68.21
MN                         4  1,111,614   0.33   7.183   2.250   1.825      1     730   52.19  12.99  13.93
MT                         1    240,000   0.07   6.875   2.250   1.825      0     766   80.00  0.00   100.00
NC                         8  2,402,146   0.71   7.520   2.250   1.825      1     727   80.84  0.00    0.00
NH                         3    795,123   0.23   7.425   2.250   1.825      0     656   76.22  0.00   50.76
NJ                         6  2,025,236   0.59   7.633   2.250   1.825      1     703   74.21  0.00   15.99
NM                         3  1,234,911   0.36   7.116   2.250   1.825      0     721   80.58  0.00    0.00
NV                        31  11,106,925  3.26   7.594   2.250   1.825      1     694   78.15  18.41  79.30
NY                         3  1,418,828   0.42   7.117   2.250   1.825      1     657   68.99  28.08  71.92
OH                         2    323,917   0.10   7.386   2.250   1.825      1     734   92.61  0.00   100.00
OK                         1    295,372   0.09   7.500   2.250   1.825      2     759   95.00  0.00   100.00
OR                        19  5,914,813   1.74   7.179   2.250   1.825      1     723   76.17  7.60   44.64
PA                         5  1,648,195   0.48   7.522   2.250   1.825      1     710   73.03  0.00   64.35
SC                         1    512,400   0.15   7.250   2.250   1.825      0     696   70.00  0.00    0.00
TX                         2    374,287   0.11   7.563   2.250   1.825      0     726   53.31  0.00   27.86
UT                        14  3,217,587   0.94   7.214   2.250   1.825      1     725   77.22  21.62  46.45
VA                         7  2,321,124   0.68   7.109   2.250   1.825      2     745   64.87  0.00   61.56
WA                        32  9,771,394   2.87   7.353   2.250   1.825      2     711   76.38  25.46  43.69
-------------- -------------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
-------------- -------------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
Total:                   875  340,487,638100.00  7.390   2.250   1.825      1     713   73.95  20.52  55.90

                                                                 Net
Original LTV           Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
0.01 -50.00               46  12,328,186   3.62   7.272   2.250   1.825     1     720   41.07   15.87  51.60
50.01 -60.00              58  23,361,269   6.86   7.202   2.250   1.825     1     718   56.13   22.77  47.79
60.01 -70.00             154  66,129,542  19.42   7.184   2.250   1.825     1     713   67.42   19.91  55.92
70.01 -75.00             103  48,880,559  14.36   7.388   2.250   1.825     1     709   74.16   20.35  57.03
75.01 -80.00             456  173,239,561 50.88   7.487   2.250   1.825     1     713   79.60   20.95  56.97
80.01 -85.00               7   2,077,067   0.61   7.474   2.250   1.825     1     720   84.06   26.54  49.45
85.01 -90.00              38  10,717,500   3.15   7.613   2.250   1.825     2     706   89.39   19.07  52.97
90.01 -95.00              13   3,753,955   1.10   7.423   2.250   1.825     1     732   94.88   15.65  67.74
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
min: 21.00
max: 95.00
wa: 73.95
sdev: 11.15
median: 79.00

                                                                 Net
Combined LTV           Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
0.01 -50.00               42  10,659,348   3.13   7.265   2.250   1.825     1     722   41.11   18.35  57.73
50.01 -60.00              56  21,903,657   6.43   7.215   2.250   1.825     1     718   55.75   20.30  48.30
60.01 -70.00             137  58,248,528  17.11   7.150   2.250   1.825     1     715   66.48   21.68  55.68
70.01 -75.00              87  39,142,956  11.50   7.395   2.250   1.825     1     713   73.48   17.81  61.05
75.01 -80.00             243  92,640,824  27.21   7.429   2.250   1.825     1     714   79.01   19.98  57.87
80.01 -85.00              30  12,857,909   3.78   7.436   2.250   1.825     1     720   77.86   13.87  56.59
85.01 -90.00             259  98,415,431  28.90   7.538   2.250   1.825     1     706   79.96   21.95  53.70
90.01 -95.00              21   6,618,986   1.94   7.406   2.250   1.825     1     731   87.84   29.66  53.40
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
min: 21.00
max: 95.00
wa: 77.44

                                                                 Net
Silent Seconds         Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
N                        608  228,914,364 67.23   7.351   2.250   1.825     1     715   72.44   19.84  57.41
Y                        267  111,573,274 32.77   7.471   2.250   1.825     1     709   77.05   21.92  52.81
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

                                                          RALI 2006 QH1 All records
Goldman, Sachs & Co.                                     Cut-off -NOV 1, 2006

                                                                 Net
FICO                   Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
620 -659                  79  26,846,714   7.88   7.770   2.250   1.825     1     641   72.95   12.02  65.54
660 -699                 301  119,003,318 34.95   7.488   2.250   1.825     1     680   75.25   19.85  59.81
700 -749                 302  117,363,931 34.47   7.337   2.250   1.825     1     722   73.76   23.77  51.29
750 -799                 174  68,316,427  20.06   7.216   2.250   1.825     1     770   73.32   18.70  55.86
800 -819                  19   8,957,249   2.63   6.975   2.250   1.825     1     806   67.11   26.10  35.78
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
nzmin: 620
max: 818
nzwa: 713
stdev: 43
median: 709

                                                                 Net
Property Type          Count    Balance  Percent  GWAC   Margin  Margin    Age   FICO    LTV    %1H     %3H
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
CONDO                     58  17,057,397  5.01   7.530   2.250   1.825      1     725   77.83  29.29  48.75
CONDO HI-RISE              4  1,786,826   0.52   7.938   2.250   1.825      1     692   72.72  0.00   100.00
LEASEHOLD                  1    312,829   0.09   7.625   2.250   1.825      1     683   78.00  0.00   100.00
PUD                      158  65,984,684 19.38   7.371   2.250   1.825      1     716   74.33  18.84  54.17
SINGLE FAMILY            648  253,288,58674.39   7.382   2.250   1.825      1     712   73.62  20.59  56.22
TOWNHOUSE                  6  2,057,316   0.60   7.316   2.250   1.825      1     682   71.15  13.61  86.39
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
------------------ ---------- ---------- ------- ------- ------ --------- ------ ------ ------ ------ ------
Total:                   875  340,487,638100.00  7.390   2.250   1.825      1     713   73.95  20.52  55.90

                                                                 Net
Occupancy Code       Count     Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
NON OWNER              68     19,910,759   5.85   7.631   2.250   1.825     1     716   70.55   35.21  47.86
OWNER OCCUPIED        807     320,576,879 94.15   7.375   2.250   1.825     1     713   74.16   19.61  56.40
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                875     340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

                                                                 Net
Purpose                Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
------------------ ---------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------ ---------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
CASHOUT REFI             487  184,180,015 54.09   7.405   2.250   1.825     1     710   71.83   20.88  56.37
PURCHASE                 170  69,362,738  20.37   7.303   2.250   1.825     1     728   77.26   20.26  48.76
RATE/TERM REFI           218  86,944,885  25.54   7.427   2.250   1.825     1     707   75.82   19.95  60.60
------------------ ---------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------ ---------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

                                                                 Net
Documentation Type     Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
FULL DOC                 118  39,209,333  11.52   7.264   2.250   1.825     2     729   74.73   17.42  53.69
LIMITED DOC              757  301,278,305 88.48   7.406   2.250   1.825     1     711   73.85   20.92  56.19
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
------------------- --------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

                                                                 Net
Index                  Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
LIBOR                     44  14,182,026   4.17   7.432   2.250   1.825     1     703   73.83   23.37  59.79
MTA                      831  326,305,612 95.83   7.388   2.250   1.825     1     713   73.96   20.39  55.73
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
--------------- ------------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

                                                                  Net
Gross Margins          Count   Balance    Percent  GWAC   Margin  Margin   Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
2.001 -2.500             875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ --------- ----- ------ ------- ------ -----
min: 2.250
max: 2.250
wa: 2.250

                                                                 Net
Max Rate               Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
9.950                    872  339,421,509 99.69   7.390   2.250   1.825     1     713   73.96   20.45  55.97
9.995                      3  1,066,129    0.31   7.408   2.250   1.825     1     716   72.67   40.68  33.30
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
---------------- ------------ ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
min: 9.950
max: 9.995
wa: 9.950

                                                                RALI 2006 QH1 All records
Goldman, Sachs & Co.                                          Cut-off -NOV 1, 2006

                                                                 Net
Months to Roll         Count     Balance  Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
56                        15   4,448,900   1.31   7.288   2.250   1.825     4     700   74.05   0.00   87.75
57                        58  21,411,216   6.29   7.323   2.250   1.825     3     713   72.67   28.74  49.77
58                       267  107,811,716 31.66   7.440   2.250   1.825     2     715   74.07   21.61  53.05
59                       336  134,388,803 39.47   7.414   2.250   1.825     1     711   73.97   21.08  57.53
60                       199  72,427,002  21.27   7.296   2.250   1.825     0     714   74.12   16.68  56.97
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
nzmin: 56
max: 60
nzwa: 59

                                                                 Net
NegAm Limit            Count   Balance    Percent  GWAC   Margin Margin    Age   FICO    LTV     %1H    %3H
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
110%                       3  1,418,828    0.42   7.117   2.250   1.825     1     657   68.99   28.08  71.92
115%                     872  339,068,810 99.58   7.391   2.250   1.825     1     713   73.97   20.49  55.83
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
----------------- ----------- ----------- ------- ------- ------ -------- ------ ------ ------- ------ -----
Total:                   875  340,487,638 100.00  7.390   2.250   1.825     1     713   73.95   20.52  55.90

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